Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORAITON
OF
AMERICAN CAPITAL AGENCY CORP.
The undersigned, the Executive Vice President and Secretary of American Capital Agency Corp. (the “Corporation”), a corporation existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), does hereby certify:
FIRST:    The name of the corporation is “American Capital Agency Corp.”
SECOND:    The Corporation was incorporated in the State of Delaware on January 7, 2008.
THIRD:    The Corporation amended and restated its Certificate of Incorporation on May 20, 2008 (as so amended and restated, the “Amended and Restated Certificate of Incorporation”).
FOURTH:    The Corporation amended its Amended and Restated Certificate of Incorporation on June 14, 2011 (the “Amended and Restated Certificate of Incorporation, as amended”).
FIFTH:    The Amended and Restated Certificate of Incorporation, as amended is hereby further amended by deleting Article IV, Section 4.1 in its entirety and replacing it with the following:
Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 610,000,000 shares. The authorized stock is divided into 10,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 600,000,000 shares of common stock, with the par value of $0.01 each (the “Common Stock”). The Board of Directors of the Corporation (the “Board of Directors”) may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock from time to time, in one or more classes or series of stock.
SIXTH:    Said amendment was duly adopted by the Board of Directors of the Corporation and approved by the Corporation's stockholders in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 1st day of May, 2012.
AMERICAN CAPITAL AGENCY CORP.
By: /s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and Secretary